UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF
SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

Jaguar Global Growth Corporation I

(Exact name of registrant as specified in its charter)

Cayman Islands	98-1593783
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3225 Franklin Avenue,
Suite 309
Miami, Florida	33133
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Units, each consisting of one Class A ordinary share, one right and one-half of one redeemable warrant	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	The Nasdaq Stock Market LLC
Rights entitling the holder thereof to receive one-twelfth (1/12) of one Class A ordinary share of the Company	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-260483

Securities to be registered pursuant to Section 12(g) of the Act: None

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, Class A ordinary shares, par value $0.0001 per share (“Class A ordinary shares”), rights, and redeemable warrants of Jaguar Global Growth Corporation I (the “Company”). Each right entitles the holder thereof to receive one twelfth (1/12) of one Class A ordinary share, and each whole redeemable warrant is exercisable for one Class A ordinary share. The description of the units, Class A ordinary shares, rights and redeemable warrants contained in the section entitled “Description of Securities” in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-260483), originally filed with the Securities and Exchange Commission on October 25, 2021, as thereafter amended and supplemented from time to time (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the Nasdaq Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 10, 2022	Jaguar Global Growth Corporation I

	By:	/s/ Anthony R. Page
		Name:	Anthony R. Page
		Title:	Chief Financial Officer